Investor Presentation November 29, 2011

Disclaimer
This presentation contains, and XPO Logistics, Inc. (the “Company”) may from time to time make, written or oral “forward-
looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, made in this presentation which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), finding suitable merger or acquisition candidates, expansion and growth of the Company’s business and operations and other such matters, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,”
“anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-
looking statements. Factors that could adversely affect actual results and performance include, among others, potential fluctuations in operating results and expenses, government regulation, technology change, competition and the potential inability to identify and consummate acquisitions and arrange adequate financing. Additional factors that could cause actual results to differ materially from those projected in the forward-looking statements can be found in the Company’s
Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in the Company’s other filings with the
Securities and Exchange Commission (the “SEC”). This presentation should be read in conjunction with the Company’s filings with the SEC, which are available to the public over the Internet at www.sec.gov and the Company’s website
www.xpologistics.com. All forward-looking statements made in this presentation speak only as of the date of this presentation. All of the forward-looking statements made in this presentation are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligation to update any such forward-looking statements.

The XPO growth strategy
Build a multi-billion dollar third-party logistics business
Execute selective acquisitions and organic growth
Optimize operations company-wide
Apply best practices through highly skilled management team

Bradley Jacobs
Founded and led four highly successful companies:
–
Amerex Oil Associates:  Built one of world’s largest oil brokerage firms
–
Hamilton Resources:  Grew global oil trading company to ~$1 billion
–
United Waste:  Created fifth largest solid waste business in North America
–
United Rentals:  Built world’s largest equipment rental company
United Waste stock outperformed S&P 500 by 5.6x from 1992 to 1997
United Rentals stock outperformed S&P 500 by 2.2x from 1997 to 2007

Transportation is a large industry
Worldwide logistics spend:
U.S. logistics spend:
U.S. trucking spend:
Global freight forwarding spend:
U.S. truck brokerage spend:
Sources: American Trucking Association, Armstrong & Associates, EVE Partners LLC
> $3 trillion
> $1 trillion
~ $350 billion
~ $150 billion
~ $50 billion

Truck brokerage is a highly fragmented market
More than 10,000 licensed truck brokers in the U.S.
Only about 25 brokers have more than $200 million in revenue
Large potential acquisition universe
Lack of working capital can motivate sellers
Source: Armstrong & Associates

15% brokerage penetration likely to increase
Truck brokerage sector is growing at about 2x to 3x GDP
Long-term outsourcing trend
Brokers add efficiency to both shippers and carriers
–
Shippers gain access to hundreds of thousands of carriers
–
Carriers gain access to millions of shipments
$300 billion of loads a year presently do not go through brokers
Sources: American Trucking Association, Armstrong & Associates

Acquisition and integration strategy
Targeting non-asset based transportation companies
Primarily focused on truck brokers
Initial sweet spot: $30 million to $200 million in revenue
Aggressively expand sales force
Focus on ROIC
Grow the business to lower the effective purchase price multiple
Rapidly scale acquired companies
Attractive acquisition universe

Coldstarts typically offer high returns
Targeting 20 greenfield locations within two to three years
Experienced management leading the roll-out
Phoenix is the first coldstart
Plan is for coldstarts to be a significant component of revenue over time

Highly skilled management team
NCR, Avery Dennison, Arrow Electronics
Goldman Sachs, UBS, JPMorgan Chase
Greatwide Logistics, FedEx, DHL, GE Capital
EVE Partners
Sean Fernandez
Chief Operating Officer
Scott Malat
SVP, Strategic Planning
Tom Connolly
SVP, Acquisitions
Dick Metzler
SVP, Acquisitions
C.H. Robinson
Greg Ritter
SVP, Brokerage Operations
United Rentals
Troy Cooper
VP, Finance
Oakleaf Waste Management
Mario Harik
Chief Information Officer
AutoNation, Skadden Arps
Gordon Devens
SVP and General Counsel

Truck brokerage (Bounce)
Good example of coldstart opportunity
Grew to nearly $30 million in revenue after three years
YOY growth of 45% in revenue and 78% in operating income in 3Q 2011
Growth plan: Increase sales force and apply best practices

Expedited transportation (Express-1)
Gain more share of estimated $5 billion potential market
Capitalize on strong position
Increase current utilization of owner-operators
Recruit more owner-operators
Source: Company data

Freight forwarding (CGL)
Opportunity to grow by taking market share
Approximately $70 million player in a $150 billion market
Plan to grow footprint from 25 to 35 locations over two years with company-owned and independently-owned stations
Capitalize on presence in growing international market
Source: Company data

XPO key financial statistics
TTM revenue: $175 million
Diluted share count: 24.0 million (19.4 million excluding shares in respect of warrants)
$71.5 million cash; $2.5 million debt
XPO stock stats
Symbol NYSE Amex: XPO
Market capitalization
(a)
$175 million
Enterprise value
(a)
$106 million
Note: TTM revenue is total revenue reported for October 2010 through September 2011; cash and debt are as of September 30, 2011
Note: Diluted share count is as of September 30, 2011; includes 4.6 million shares in respect of 10.7 million warrants priced at $7.00 per share; dilutive effect of warrants and options calculated using average closing market price of $12.20 per share for 3Q 2011
(a)     Based on closing share price of $9.10 as of November 25, 2011 and other data as of September 30, 2011, without giving effect to the 10.7 million warrants

15 Financing growth First phase of XPO’s growth is pre-funded May expand credit line Expect sufficient liquidity for first phase of acquisitions, coldstarts and infrastructure

16 Summary of opportunities Large, fragmented, growing industry Create value with acquisitions and coldstarts Business has potential to grow even in a downturn